EXHIBIT 23.1
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 2000 included in CAS Medical Systems, Inc.'s Form 10-KSB for the year ended December 31, 1999, as amended by Form 10-KSB/A.


/s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
September 28, 2000